UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 1, 2025

CATALYST PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle
Suite 801
Coral Gables, Florida		33134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 420-3200

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Exchange on Which Registered	Ticker Symbol
Common Stock, par value $0.001 per share	NASDAQ Capital Market	CPRX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of New Directors

The Board of Directors (the “Board”) of Catalyst Pharmaceuticals, Inc. (the “Company”), in conformity with the Company’s bylaws, has increased the size of the Board from six members to seven members and has appointed Daniel J. Curran, M.D. to the Board. Dr. Curran, age 58, will serve until the Company’s 2026 annual meeting of stockholders or until his resignation, removal, or death, if earlier.

Dr. Curran has has more than 25 years of pharmaceutical experience in strategy, business development, project leadership and development roles. Since March 2024, Dr. Curran has served as a managing partner at Mountainfield Venture Partners, LLC, a company-creation firm. Further, since January 2025, he has served as the Chief Executive Officer of Timberline Therapeutics, a clinical-stage biopharmaceutical company focused on the development and commercialization of transformational therapies for autoimmune diseases. Previously, between 2008 and 2023, Dr. Curran held roles of increasing responsibility at Takeda Pharmaceutical Company Ltd., and most recently served as a senior vice president and the head of the rare genetics and hematology therapeutic area unit from January 2019 until December 2023. Prior to joining Takeda, he served as vice president, corporate development at Millennium Pharmaceuticals, Inc, from 1999 to 2008. Prior to joining Millennium, Dr. Curran held a business development role in the product planning and acquisition group at DuPont Merck Pharmaceuticals, a pharmaceutical company. Dr. Curran previously served on the board of directors of Tome Biosciences, a private biotechnology company, and he currently serves on the Board of Directors of Xilio Therapeutics, Inc. (NASDAQ: XLO), a clinical stage biotechnology company discovering and developing tumor-activated, or masked, immuno-oncology (I-O) therapies with the goal of significantly improving outcomes for people living with cancer without the systemic side effects of current I-O treatments. Dr. Curran received an M.D. from the University of Pennsylvania School of Medicine, an M.B.A. from The Wharton School of the University of Pennsylvania, and a B.S. in chemistry from King’s College.

There is no family relationship between Dr. Curran, on the one hand, and any of the Company’s other officers or directors, on the other hand. Further, there are no understandings or arrangements between Dr. Curran, on the one hand, and any other person, on the other hand, pursuant to which Dr. Curran was selected as a director. Finally, there have been no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and as to which the amount exceed $120,000, in which Dr. Curran had or will have a direct or indirect material interest.

On August 4, 2025, the Company issued a press release announcing the appointment of Dr. Curran to the Board. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by the Company on August 4, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceuticals, Inc.

By:	/s/ Michael W. Kalb
Michael W. Kalb
Executive Vice President and Chief Financial Officer

Dated: August 4, 2025

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